Exhibit 99.3


         Reference is made to that certain Amended and Restated Agreement of Limited Partnership of HBK Main Street Investments L.P., a Delaware limited partnership (the "Partnership"), dated September 1, 1994 (the "Agreement"). All capitalized terms which are not defined herein shall have the meanings set forth in the Agreement.

         The undersigned, being the sole General Partner in the Partnership, pursuant to Section 8 of the Agreement, does hereby authorize Harlan B. Korenvaes, Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, Richard L. Booth, Jr. and H. Michael Reese to act for and on behalf of the Partnership and to execute such documents, make such filings, seek such approvals and take such actions as may be necessary or advisable in order to carry out the purposes of the foregoing authorization and the intent therefor.

         IN WITNESS WHEREOF, the undersigned has executed this Authorization Certificate as of the 6th day of May, 1996.


                                  General Partner

                                  HBK FUND L.P.,
                                  a Delaware limited partnership

                                  By:  HBK Capital L.P.,
                                       a Delaware limited partnership, its
                                       sole general partner

                                       By:  HBK Partners I L.P.,
                                            a Delaware limited partnership,
                                            its sole general partner

                                            By:  HBK Management LLC,
                                                 a Delaware limited liability
                                                 company, its sole general
                                                 partner


                                                 By: /s/ Harlan B. Korenvaes
                                                     Harlan B. Korenvaes
                                                     President